Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2025, relating to the financial statements of Via Transportation, Inc., appearing in Registration Statement No. 333-289624 on Form S-1 of Via Transportation, Inc.
/s/ Deloitte & Touche LLP
New York, New York
September 26, 2025